Exhibit 31.4

CERTIFICATION

I, Lonny D. Robinson, certify that:

1.	I have reviewed this annual report on Form 10-K/A of First PacTrust Bancorp, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2013	By:	/S/ LONNY D. ROBINSON
Lonny D. Robinson
Executive Vice President/Chief Financial Officer
Pacific Trust Bank
(Principal Accounting Officer)